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EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY
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
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NMS COMMUNICATIONS ASIA LTD.                  INNO MEDIA LOGIC (I.M.L.) COMPANY
1815-16 Concordia Plaza                       4200 rue La Periere
1 Science Museum Road                         Saint-Hubert, Quebec
Tsim Sha Tsui East                            Canada J3Y 9G3
Kowloon, Hong Kong
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NMS COMMUNICATIONS EUROPE S.A.                NMS COMMUNICATIONS TELECOM EUROPE S.A.
Immeuble Pericles                             Immeuble Pericles
144, Avenue Roger Salengro                    144, Avenue Roger Salengro
92370 Chaville, France                        92370 Chaville, France
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NMS COMMUNICATIONS INTERNATIONAL, INC.        NMS COMMUNICATIONS EUROPE, INC.
100 Crossing Boulevard                        100 Crossing Boulevard
Framingham, MA 01702                          Framingham, MA 01702
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NMS COMMUNICATIONS SECURITIES CORPORATION     MOBILEE, INC.
100 Crossing Boulevard                        100 Crossing Boulevard
Framingham, MA 01702                          Framingham, MA 01702
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